EXHIBIT 10.1

EXECUTION COPY

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”) is made as of the date of last signature below (the “Termination Date”), by and between ZYMEWORKS BC INC., a corporation organized and existing under the laws of British Columbia (“Zymeworks”), having a place of business at 114 East 4th Avenue, Suite 800, Vancouver, B.C., V5T1G4 Canada, and BEIGENE, LTD., a Cayman Island exempted company incorporated with limited liability (“BeiGene”), having a place of business at c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Zymeworks and BeiGene are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. Zymeworks is a biopharmaceutical company that is developing a proprietary bispecific HER2 antibody-drug conjugate known as ZW49 (“Product”);

B. Zymeworks and BeiGene have entered into that certain License and Collaboration Agreement, dated November 26, 2018, as amended on May 25, 2020 and June 2, 2021, pursuant to which Zymeworks granted BeiGene certain rights to develop and commercialize the Product in the Field in the Territory (“ZW49 Agreement”); and

C. The Parties have agreed to terminate the ZW49 Agreement and revert all rights with respect to the Product in the Territory to Zymeworks, all in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows:

AGREEMENT

1. Definitions. All capitalized terms used in this Termination Agreement, but not defined herein, shall have the meaning given to such terms in the ZW49 Agreement.

2. Termination of ZW49 Agreement. The ZW49 Agreement is hereby terminated in its entirety, effective as of the Termination Date. Notwithstanding the foregoing, Section 15.3 and Section 15.5 of the ZW49 Agreement shall continue to apply; provided that (a) BeiGene hereby grants to Zymeworks (i) a non-exclusive, royalty-free and sublicensable (through multiple tiers) license under the BeiGene IP and (ii) an exclusive, royalty-free and sublicenseable (through multiple tiers) license under the BeiGene Collaboration IP, in each case (i) and (ii) necessary to develop, make, have made, distribute, use, sell, offer for sale, import, and otherwise commercialize any Licensed Antibody-Drug Conjugate in the Territory, and (b) Section 15.3(c) shall not apply and any and all sublicenses granted by BeiGene pursuant to the ZW49 Agreement shall terminate on the Termination Date. Zymeworks is hereby deemed to have requested the transfer to Zymeworks of all Regulatory Submissions, inventory, and Clinical Trials in accordance with

Sections 15.3(e), (g), (i), and (j), if any.

3. Mutual Releases. Zymeworks and BeiGene shall and hereby release each other from any and all rights, obligations, duties, claims, damages, demands, debts and liabilities under any provisions of the ZW49 Agreement, or arising out of or relating to the termination of the ZW49 Agreement; provided that termination of the ZW49 Agreement shall not relieve either Party from (a) any obligation accruing prior to such termination, (b) any obligation which is expressly indicated to survive such termination in the ZW49 Agreement, unless otherwise expressly provided in this Termination Agreement, or (c) any obligation expressly set forth in this Termination Agreement.

4. Publicity.

(a) Each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the terms hereof or any of the activities conducted hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), provided, however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system, subject to that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (and giving the other Party sufficient time to review and comment on any proposed disclosure).

(b) The Parties hereby acknowledge and agree that either Party may be required by Applicable Laws to submit a copy of this Termination Agreement to the U.S. Securities and Exchange Commission (the “SEC”) or any national or sub-national securities regulatory body in any jurisdiction (collectively, the “Securities Regulators”). If a Party is required by Applicable Laws to submit a description of the terms of this Termination Agreement to and/or file a copy of this Termination Agreement with any Securities Regulator, such Party agrees to consult and coordinate with the other Party with respect to such disclosure and/or the preparation and submission of a confidential treatment request for this Termination Agreement. Notwithstanding the foregoing, if a Party is required by Applicable Laws to submit a description of the terms of this Termination Agreement to and/or file a copy of this Termination Agreement with any Securities Regulator and such Party has (i) promptly notified the other Party in writing of such requirement and any respective timing constraints, (ii) provided copies of the proposed disclosure or filing to the other Party reasonably in advance of such filing or other disclosure and (iii) given the other Party a reasonable time under the circumstances to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure or filing at the time and in the manner reasonably determined by its counsel to be required by Applicable Laws or the applicable Securities Regulator. If a Party seeks to make a disclosure or filing as set forth in this Section 4(b) and the other Party provides comments within the respective time periods or constraints specified herein, the Party seeking to make such disclosure or filing will in good faith consider incorporating such comments.

5. Representations, Warranties of Each Party. Each Party represents and warrants to the other Party as of the Termination Date that:

(a) it has full corporate power and authority to execute, deliver, and perform this Termination Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Termination Agreement and the consummation of the transactions contemplated by this Termination Agreement; and

(b) this Termination Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

6. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws. This Termination Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Termination Agreement. Any disputes, claims or controversies of any nature arising out of or relating to this Termination Agreement shall be subject to the dispute resolution procedures set forth in Section 16.5 of the ZW49 Agreement.

7. Entire Agreement; Severability; Other Terms. This Termination Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. Should one or more of the provisions of this Termination Agreement become void or unenforceable as a matter of Applicable Laws, then this Termination Agreement shall be construed as if such provision were not contained herein and the remainder of this Termination Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Termination Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Termination Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party. This Termination Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

8. Counterparts. This Termination Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Termination Agreement to be executed by their duly authorized representatives.

ZYMEWORKS BC INC.

By:	/s/ Ken Galbraith
Name: Ken Galbraith
Title: Chair & Chief Executive Officer
Date: September 18, 2023

BEIGENE, LTD.

By:	/s/ Chan Lee
Name: Chan Lee
Title: General Counsel
Date: September 15, 2023

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